UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

ALTEGRIS WINTON FUTURES FUND, L.P.

(Exact name of registrant as specified in its charter)

COLORADO	000-53348	84-1496732
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALTEGRIS ADVISORS, L.L.C.
1200 Prospect Street Suite 400

La Jolla, California 92037
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 459-7040

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01.	Changes in Control of Registrant.

On February 12, 2021, Artivest Holdings, Inc., then the indirect parent of Altegris Advisors, LLC, the general partner of the Registrant (the "General Partner"), completed the sale of its 100% indirect ownership of the General Partner (the "Transaction").  As a result of the Transaction, the General Partner is currently a wholly owned subsidiary of Altegris Holdings, LLC (“Holdings”). Holdings is wholly owned by Continuum Capital Managers, LLC (“Continuum”) and AV5 Acquisition, LLC (“AV5”). Mr. Matthew Osborne, the current Chief Executive Officer and Chief Information Officer of the General Partner, is the sole owner and member of AV5. Continuum is wholly owned and controlled by Messrs. Douglas Grip and Stephen Vanourny and is a Boston, Massachusetts based equity investor in boutique asset management firms. There was no change in the General Partner's general partner interest or capital account in Registrant in connection with the Transaction, nor were there any transactions in Registrant's securities in connection with the Transaction.  As the parent company of the General Partner, Holdings has the power to appoint officers and directors of the General Partner.  The General Partner is not aware of any arrangement requiring disclosure under Item 403(c) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 12, 2021, and in connection with the above-described Transaction, Martin Beaulieu resigned as Chief Executive Officer of the General Partner.  As of the same date, Matthew C. Osborne was appointed as Chief Executive Officer and will remain in his current role as Chief Investment Officer of the General Partner. Prior to his appointment as CEO, Mr. Osborne since 2002 has served in various executive leadership roles with the General Partner, its predecessor entities and its affiliates operating as the Altegris Companies. Mr. Osborne brings more than 30 years of international business and financial market experience to his role in directing the managed futures strategies and related strategic initiatives for the General Partner.  Prior to joining the Altegris Companies in 2002, Mr. Osborne was Director of Research for the Managed Investments Division of Man Financial.  Prior to his role at Man Financial, Mr. Osborne served as Investment Manager for a family office in his native New Zealand where he was responsible for formulating investment policies and implementing a global asset allocation program that specialized in alternative investment strategies such as hedge funds and managed futures.

Other than employment arrangements with the General Partner and its affiliates, to which the Partnership is not a party, there are no arrangements or understandings between Mr. Osborne and any other person or persons with respect to their offices with the General Partner and the General Partner’s relationship, as general partner, with the Partnership, or otherwise with any limited partner of the Partnership.

Mr. Osborne is not related, by blood, marriage or adoption, to any of the other General Partner’s managers. The Partnership does not have related persons.  The Partnership has not entered into any transactions in which related persons of the General Partner have a direct or indirect interest, other than material contracts, entered into with the General Partner or its affiliates, of the types as described in, and then current versions of which were included as exhibits to, the initial registration of the Partnership’s Interests on Form 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2021

ALTEGRIS WINTON FUTURES FUND, L.P.

By: ALTEGRIS ADVISORS, L.L.C., its general partner

By: /s/ David Mathews
Name: David Mathews
Title: Chief Legal Officer, Chief Compliance Officer Altegris Advisors, L.L.C. General Partner of Altegris Winton Futures Fund, L.P.

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